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Exhibit 12.1 - Statement Re: Computation of Ratio of Earnings to Fixed Charges

                                                                                                                   Three     Three
                                                                                     Fiscal Year Ended             Months    Months
                                                  April 1, 2000  July 1, 2000 ---------------------------------    Ended     Ended
                                        March 31,   to June 30   to March 31   March 31,  March 31,  March 31,      June      June
                                           2000        2000         2001         2002       2003       2004       30, 2004  30, 2003
                                           ----        ----         ----         ----       ----       ----       --------  --------
                                                      (Pre-        (Post-
                                                  Going Private  Going Private
                                                   Transaction)  Transaction)
Consolidated pretax loss
 from continuing operations            $ (22,398)   $ (6,088)   $ (37,683)    $ (48,168) $  (2,819) $ (34,979)  $ (8,452)  $ (7,883)
Interest expense                          66,785      16,540       52,334        72,037     55,728     79,677     20,184     19,618
Net amortization of debt discount and
 premium and issuance expense                541         145          127           999      2,439      2,414        603        603
Interest portion of rental expense        73,729      18,919       56,286        76,922     77,111     77,308     19,505     19,355
                                       ---------    --------    ---------     ---------  ---------  ---------   --------   --------

  Earnings                             $ 118,657    $ 29,516    $  71,064     $ 101,790  $ 132,459  $ 124,420   $ 31,840   $ 31,693
                                       =========    ========    =========     =========  =========  =========   ========   ========


Interest expense                       $  66,785    $ 16,540    $  52,334     $  72,037  $  55,728  $  79,677   $ 20,184   $ 19,618
Net amortization of debt discount and
 premium and issuance expense                541         145          127           999      2,439      2,414        603        603
Interest portion of rental expense        73,729      18,919       56,286        76,922     77,111     77,308     19,595     19,355
                                       ---------    --------    ---------     ---------  ---------  ---------   --------   --------

  Fixed Charges                        $ 141,055    $ 35,604    $ 108,747     $ 149,958  $ 135,278  $ 159,399   $ 40,292   $ 39,576
                                       =========    ========    =========     =========  =========  =========   ========   ========

  Ratio of Earnings to Fixed Charges           -           -            -             -          -          -          -          -
                                       ---------    --------    ---------     ---------  ---------  ---------   --------   --------

  Coverage Deficiency                  $  22,398    $  6,088    $  37,683     $  48,168  $   2,819  $  34,979   $  8,452   $  7,883
                                       =========    ========    =========     =========  =========  =========   ========   ========

      Pro Forma Computation of Ratio of Earnings to Fixed Charges

                                               Fiscal          Three Months
                                             Year Ended           Ended
                                              March 31,            June
                                                2004             30, 2004
                                                ----             --------
Pro forma Consolidated pretax loss
  from continuing operations                 $ (10,869)         $  (2,046)

Pro forma Interest Expense                      55,807             13,818

Net amortization of debt discount and
  premium and issuance expense                   2,174                563
Interest portion of rental expense              77,308             19,505
                                             ---------          ---------

  Pro forma Earnings                         $ 124,420          $  31,840
                                             =========          =========

Pro forma Interest Expense                   $  55,807          $  13,818

Net amortization of debt discount and
  premium and issuance expense                   2,174                583
Interest portion of rental expense              77,308             19,505
                                             ---------          ---------
  Pro forma Fixed Charges                    $ 135,289          $  33,886
                                             =========          =========

  Pro forma Ratio of Earnings
    to Fixed Charges                                 -                  -
                                             ---------          ---------

  Coverage Deficiency                        $  10,869          $   2,046
                                             =========          =========


Note: Earnings are not adequate to cover fixed charges.